(As filed December 20, 2001)
                                                                File No. 70-9645

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                     POS-AMC
                        (Post-Effective Amendment No. 4)
                                       to
                                    FORM U-L
                             APPLICATION/DECLARATION
                                      UNDER
                 THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935

                               EXELON CORPORATION
                           COMMONWEALTH EDISON COMPANY
                            10 South Dearborn Street
                                   37th Floor
                             Chicago, Illinois 60603

                               PECO ENERGY COMPANY
                               2301 Market Street
                        Philadelphia, Pennsylvania 19101

                         EXELON GENERATION COMPANY, LLC
                                 300 Exelon Way
                       Kenneth Square, Pennsylvania 19348

                      EXELON INFRASTRUCTURE SERVICES, INC.
                                 200 Yale Avenue
                           Morton, Pennsylvania 19070

                              EXELON SERVICES INC.
                              2315 Enterprise Drive
                           Westchester, Illinois 60154

             (Names of companies filing this statement and addresses
                        of principal executive offices)
            --------------------------------------------------------

                               EXELON CORPORATION

          (Name of top registered holding company parent of applicants)
             -------------------------------------------------------

           John W. Rowe                          Corbin A. McNeill, Jr.
    Co-Chief Executive Officer                 Co-Chief Executive Officer
        Exelon Corporation                         Exelon Corporation
     10 South Dearborn Street                      2301 Market Street
           37th Floor                                P.O. Box 8699
      Chicago, Illinois 60603                 Philadelphia, Pennsylvania 19101


                   (Names and addresses of agents for service)

             ------------------------------------------------------

      The Commission is requested to send copies of all notices, orders and communications in connection with this Application/Declaration to:

                                Harvey B. Dikter,
                    Senior Vice President and General Counsel
                      Exelon Infrastructure Services, Inc.
                                 200 Yale Avenue
                           Morton, Pennsylvania 19070

                           William T. Baker, Jr. Esq.
                            Thelen Reid & Priest LLP
                               40 West 57th Street
                            New York, New York 10019

     Post-Effective Amendment No. 1, filed in this proceeding on April 4, 2001, as amended by Post-Effective Amendment No. 3,(1) filed on December 14, 2001, is hereby further amended as follows:

     The reference to "EES" in the new paragraph added by Post-Effective Amendment No. 1 at the end of Item 1.3 is hereby changed to "ES".


                                   SIGNATURES

     Pursuant to the requirements of the Public Utility Holding Company Act of 1935, the undersigned companies have duly caused this statement to be signed on their behalves by the undersigned thereunto duly authorized.

                                       EXELON CORPORATION

                                       By: /s/  Randall Mehrberg
                                           ---------------------
                                           Name:  Randall Mehrberg
                                           Title: Senior Vice President
                                                    and General Counsel

                                       EXELON INFRASTRUCTURE SERVICES, INC.

                                       By: /s/ Harvey B. Dikter
                                           --------------------
                                           Name:  Harvey B. Dikter
                                           Title: Senior Vice President
                                                    and General Counsel

                                       EXELON SERVICES INC.

                                       By: /s/ Kenneth H. Beard
                                           --------------------
                                           Name:    Kenneth H. Beard
                                           Title:   President

                       (signatures continued on next page)




--------
(1) Post-Effective Amendment No. 2, which was filed on October 1, 2001, relates to matters that are not the subject of Post-Effective Amendment No. 1.

                                       COMMONWEALTH EDISON COMPANY
                                       PECO ENERGY COMPANY
                                       EXELON GENERATION COMPANY,LLC
                                       BY EXELON CORPORATION

                                       By: /s/  Randall Mehrberg
                                           ---------------------
                                           Name:  Randall Mehrberg
                                           Title: Senior Vice President
                                                    and General Counsel


Date: December 20, 2001